Exhibit 10.26

English translation

LONG-TERM SALES CONTRACT

Contract No. XS120070005
Execution Place: Jiangning District, Nanjing
Execution Date: February 5, 2007

Seller: CEEG (Nanjing) PV-Tech Co., Ltd.	Buyer: Wuxi Guofei Green Power Source Co., Ltd.
Add.: 123 Focheng West Road, Jiangning Economic & Technical Development Zone, Nanjing	Add.: Shuofang industrialized country of Xinqu, Wuxi
Postcode: 211100	Postcode: 214142
Legal representative: Lu Tingxiu	Legal representative: Wu Tianxin
Authorized Representative:	Authorized Representative: Zhang Jie
Tel: 025-52766620	Tel: 0510-5311045
Fax: 025-52766882	Fax: 0510-5311991

The Buyer and the Seller agree to conduct transactions according to the terms and conditions stipulated below:

1. Goods Description:

Name and Specifications	Term of delivery	Quantity (MW)	Total Amount (RMB)
Solar cell. For details on the parameter please refer to the Appendix 1 which is also an important part of this Contract.	2007	30 MW	About 1,600,000,000
	2008	30 MW

Remark: 1. The price from January 2007 to March 2007 shall be fixed to be RMB 27/ W. From April 2007, the parties will review the price for the coming quarter at the beginning of every quarter. The price agreement between the parties shall be an important part of this Contract.

2. Duration of the Contract: two years, from January, 2007 to December, 2008

2. Payment Schedule and Conditions

2.1 Down payment: The Buyer shall remit the down payment of RMB 20,000,000 to the bank account as designated by the Seller within 10 days after the effectiveness of the Contract. The down payment shall be deducted from the last instalment of delivery.

2.2 The balance of the contract price: The Seller will deliver the goods in three instalments and the Buyer shall fulfil the obligations of payment within 20 days of delivery.

2.3 Bank account designated by the Seller: (The Seller does not accept other settlement meanings) Merchant Bank, Jiangning Sub-Branch: 078002380175610001

3. Packing Requirements

The goods shall be packed in carton, and the packaging shall meet the requirement of long distance road transportation. And the Seller shall bear the cost of packing.

4. Term of Delivery and Destination

4.1 Location of Delivery: the Seller’s warehouse.

4.2 Should the Buyer ask the Seller to arrange for transportation on its behalf, the Buyer shall remit the freight and the premium of insurance to the Seller’s bank account. The risk of transportation shall be covered by the Buyer.

4.3 Delivery Schedule:

From January 2007 to December 2008

Term	Quantity (MV/ month)	Term	Quantity(MV/ month)

January 2007	0.72 MW	January 2008	0.72 MW
February 2007	0.96 MW	February 2008	0.96 MW
March 2007	2.88 MW	March 2008	2.88 MW
April 2007	2.88 MW	April 2008	2.88 MW
May 2007	2.88 MW	May 2008	2.88 MW
June 2007	2.88 MW	June 2008	2.88 MW
July 2007	2.88 MW	July 2008	2.88 MW
August 2007	2.88 MW	August 2008	2.88 MW
September 2007	2.88 MW	September 2008	2.88 MW
October 2007	2.88 MW	October 2008	2.88 MW
November 2007	2.88 MW	November 2008	2.88 MW
December 2007	2.4 MW	December 2008	2.4 MW
In total 2007	30 MW	In total 2008	30 MW

4.4 The Seller shall provide to the Buyer 17% VAT invoice within 3 days after receipt of each installment of payment.

5. Quality Criteria and Technology Standard: refer to the Appendix 1.

6. Damage

6.1 Transport Breakage

0.5% breakage of cells delivered each month is allowed.

The Seller shall replace any further broken cells due to packing by the Seller, and shall take correct transport and handling measures to the redelivered cells in accordance with the stipulations of this Contract. The Seller shall bear the consequential costs, if necessary.

If the breakage is caused by carrier’s improper handling or any factor that the Seller cannot control, this Section should not apply.

6.2 Breakage during Packaging Process

Subject to the normal industrial operation standard, the following breakage ratio during the packaging process of the solar cells is allowed:

-Breakage rate of 2% is allowed, in case that the thickness of the solar cell ≤220µm .

The Seller shall replace any further broken solar cells, and shall take correct transport and handling measures to the redelivered cells in accordance with the stipulations of this Contract. The Seller shall bear the consequential costs, if necessary.

7. Inspections and Claims

The Buyer shall inspect the goods within 7 days after delivery in accordance with the criteria specified herein. Any quality claims shall be issued by Buyer in writing in 3 days upon detection, and shall be inspected by a third party agreed upon by both parties. If the Buyer fails to raise a claim within 10 days after delivery, the Seller’s products shall be deemed as qualified.

8. Force Majeure

If any party is unable to perform its contractual liabilities due to any force majeure event, the affected party shall notify the other party within 7 days upon the occurrence of such event, and shall present written evidence issued by the relevant authority within 15 days upon the end of such events and could partially or wholly exempt from the liability in the light of the impact caused by force majeure. Where an event of force majeure occurs after the party’s delay in performance, the defaulting party shall not be released from its liabilities.

9. Liabilities of Breach

Should the Buyer fail to make payment within 20 days of delivery date, the Buyer shall pay to the Seller a default penalty of 0.05% of the late payment per day, until the Buyer has fulfilled its payment obligations.

10. Confidentiality

The Parties hereto and their employees, agents, representatives and counsels shall treat the terms and conditions under this Contract and any its supplementary agreements as business secrets, and shall not disclose the information to any third party without consent of the other party. Otherwise, the breaching party shall compensate as much as twice of the direct or indirect losses of the other party.

11. Transfer of Contract

Neither party may, unless upon written consent of the other party, transfer all or part of rights or obligations to the third party.

12. Termination

12.1 Upon effectiveness of this Contract, neither party may cancel the Contract without the other party’s consent, otherwise the terminating party shall be liable for all losses incurred by the other party due to such breach.

12.2 This Contract may be terminated only on the following conditions:

12.2.1 The Sell fails to perform its supply obligations under this Contract, and fails to fix its non-performance or breach of this Contract within 30 days upon the Buyer’s requirement.

12.2.2 The Buyer fails to discharge its payment obligations hereunder and fails to fix such non-performance or breach of this Contract within 30 days upon the Seller’s requirement.

12.2.3 The other party becomes bankrupt or applies for bankruptcy, or conducts reorganization or applies for reorganization, or is closing business for rectification.

12.3 In case of termination for due cause, the Seller shall refund the down payment of undelivered goods within 15 days after receipt notice of termination for due cause issued by the Buyer.

13. Integrity Assurance

13.1 It shall be viewed as damage to other party’s interest if either party and its staff directly or indirectly give, in the name of the company or an individual, a gift of money, valuables, securities or provide an improper interest in otherwise forms to any employee of the receiving party, or either of the Buyer and Seller as well as its staff does, whether in the name of the company or an individual, any transaction similar to that contemplated hereunder with any employee of the other party or any third party introduced by any employee of the other party. The breaching party shall compensate as much as twice of the direct or indirect losses incurred by the other party by such reason, as well as the liquidated damages amounting to 20% of the total amount of this Contract per breach (up to RMB 1,000,000).

13.2 Any one may reach the Buyer’s counsel, Mr. Xu Changming at 13851647666, or lawyerxucm@hotmail.com for a such issue.

14. Settlement of Disputes

All disputes arising from the validity, performance and interpretation of this Contract shall be settled through consultation by both parties. In case no settlement can be reached through consultation, the parties agree that the dispute shall be submitted to the People’s Court of jurisdiction in the place of Seller. The relevant expenses (including legal cost, travel expenses, notary fees, cost of adducing evidence, arbitration fees and so on) shall be borne by the losing party.

15. Miscellaneous

15.1 This Contract shall come into effect upon signatures and seals by both parties. If the Contract has more than one page, then each page should be sealed on the perforation.

15.2 This Contract shall be executed in four counterparts with each of the Parties hereto holding two, which shall have the same legal force. Each party shall send the original copies to the other party within 3 working days upon execution. The copies of this Contract delivered through telefax shall be as valid as the original.

15.3 Any matters not covered in this Contract shall be mutually negotiated by both parties and be set forth in the supplementary agreements, which have same legal effect as this Contract.

16. Remarks

In case of any discrepancy among this Contract and other relevant agreements, contracts and meeting minutes previously negotiated by the parties, this Contract shall prevail.

The Buyer: Wuxi Guofei Green Power Source Co., Ltd. Company Name: (Seal) Execution Date: February 5, 2007	The Seller: Company Name: CEEG (Nanjing) PV-Tech Co., Ltd. (Seal) Execution Date: February 5, 2007

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